                                                                  EXHIBIT 10(LL)


PROSPECTUS
----------


                             BANC ONE CORPORATION

                          ---------------------------


                          FIRST USA, INC. MANAGEMENT
                          INVESTORS STOCK OPTION PLAN

                                148,182 SHARES

                          ---------------------------


This prospectus (this "Prospectus") relates to 148,182 shares of common stock, without par value ("Common Stock"), of BANC ONE CORPORATION, an Ohio corporation (the "Company"), issuable under the First USA, Inc, Management Investors Stock Option Plan (the "First USA Plan"), formerly the LBC Holdings, Inc. Management Investors Stock Option Plan, upon the exercise of stock options granted thereunder.

                          ---------------------------

               THIS PROSPECTUS COVERS SECURITIES THAT HAVE BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933
                    (THE "SECURITIES ACT") AND IS INTENDED
                      TO MEET THE REQUIREMENTS OF SECTION
                         10(a) OF THE SECURITIES ACT.

                          ---------------------------

This Prospectus describes but does not set forth the terms and conditions of the plan. In the event of any conflict between such terms and conditions and the description contained herein, the terms and conditions of the plan shall prevail. No person has been authorized to make any representation other than as contained herein in connection with the Plan and the offering described in this Prospectus, and, if given or made, such representation may not be relied upon.

                 The date of this Prospectus is June 30, 1997.

                                  BACKGROUND


         The First USA Plan was adopted by the board of directors of First USA, Inc., a Delaware corporation ("First USA"), on August 7, 1989, approved by the stockholders of First USA on December 21, 1989, and became effective on August 8, 1989. An amendment to the First USA Plan was presented to and approved by First USA's stockholders on February 21, 1992. Following such stockholder approval the amendment was adopted by such board on March 16, 1992.

         Pursuant to an Agreement and Plan of Merger, dated as of January 19, 1997, and amended as of April 23, 1997 (as amended, the "Merger Agreement"), between First USA and the Company, First USA was merged (the "Merger") with and into the Company on June 27, 1997 (the "Effective Time"), at which time the separate corporate existence of First USA terminated. At the Effective Time, the First USA Plan was assumed by the Company (such assumed plan, the "Plan") and each outstanding and unexercised option (a "First USA Option") to purchase shares of the common stock of First USA ("First USA Common Stock") was assumed by the Company. After the Effective Time, each First USA Option will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such First USA Option immediately prior to the Effective Time, the number of shares of Common Stock equal to the product, rounded to the nearest whole share, of the number of shares of First USA Common Stock subject to the First USA Option and 1.1659, at a price per share equal to the exercise price per share of First USA Common Stock otherwise purchasable pursuant to such First USA Option divided by 1.1659, rounded down to the nearest cent.

                                    SUMMARY

         The purpose of the Plan is to encourage stock ownership by those officers and employees of the Company and its subsidiaries who have been granted stock options under the First USA Plan and to encourage such employees to remain in the service of the Company and to increase their efforts for the success of the Company by offering them an opportunity to increase their proprietary interest therein.

         The Plan provided authority to grant nonqualified stock options which are not intended to be incentive stock options described in section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code"). The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not a qualified plan under section 401(a) of the Code.

         In November 1991, First USA accelerated the vesting of options theretofore granted and determined that no further grants of options would be made under the Plan.

         A summary of the material features of the Plan follows. This summary is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained from the Company. Terms which are not defined in this Prospectus have the meanings set forth in the Plan.

         Additional information concerning the Plan and its administrators may be obtained, upon written or oral request, from Manager of Corporate Benefits, BANC ONE CORPORATION, 100 E. Broad Street, Columbus, OH 43271-0161, telephone
(614) 248-6346.

                            DESCRIPTION OF THE PLAN

Eligibility

         Officers and key employees of First USA and its direct and indirect subsidiaries were eligible to receive awards under the First USA Plan. Such employees were selected by the committee which administered the First USA Plan on a solely discretionary basis.

Shares Subject to the Plan

         The Company will reserve 148,182 shares of Common Stock for issuance under the Plan (subject to antidilution and similar adjustments). The Plan provides that if an outstanding option expires, is cancelled or is otherwise terminated without having been exercised in full, the remaining shares subject thereto will cease to be reserved under the Plan.

Administration

         The Plan is administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), the composition of which will at all times satisfy the provisions of Rule l6b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Subject to the provisions of the Plan, the Committee may interpret the Plan and may at any time prescribe such rules and regulations for the Plan as it deems advisable. The Committee may authorize any one or more of its members or any officer of the Company, to execute and deliver documents on behalf of the Committee. All determinations of the Committee will be final and binding in all matters relating to the Plan. No member of the Committee will be liable for any act done or omitted to be done by such member or by any other member of the Committee in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

         Committee members are selected by and serve at the pleasure of the Board.

Terms And Conditions Of Options

         Option Grants. Each option granted pursuant to the Plan was a nonqualified stock option, evidenced by a written option agreement ("Option Agreement"). Each Option Agreement set forth, among other matters, (i) the number of shares of First USA Common Stock to which the option related, (ii) the option price, (iii) the exercise period of the option and (iv) any restrictions on the transfer of shares acquired pursuant to the option.

         The Plan provided that options granted thereunder would vest over a four-year period commencing on August 8, 1989. The original Option Price was $10.00 per share (the "Option Price"), which was then determined to be the fair market value of the First USA Common Stock on the date of grant. In November 1991, First USA accelerated the vesting of options granted under the Plan, to make each such option immediately exercisable, at the Option Price, for a period not exceeding the original term of the option. First USA also determined at that time to grant no further options under the Plan.

         Payment for Shares. The Option Price must be paid in full at the time of exercise and may be paid in cash or by an exchange of Common Stock previously owned by the Optionee, or a combination of both, in an amount or having a combined value equal to the purchase price for the shares subject to the option or portion thereof being exercised.

         The Plan also authorizes "cashless" stock option exercises (i) by allowing the payment of the Option Price with shares of Common Stock (having a fair market value on the date of exercise equal to such Option Price) to be withheld by the Company from the total number of shares otherwise deliverable upon exercise or (ii) by permitting a stock broker to extend credit to the Company on behalf of the Optionee for the purpose of exercising an option; provided that the broker verifies, in advance of paying the exercise price to the Company, that (A) the Optionee has given proper notice of the exercise to the Company, (B) the Optionee has instructed the Company to deliver the option shares to the broker and (C) the Company will promptly honor the Optionee's instructions to deliver the option shares to the broker.

         The Company may defer making payment or delivery of any benefits under the Plan until satisfactory arrangements have been made for the payment of any tax attributable to any amounts payable on shares deliverable under the Plan. The Optionee will be entitled to elect to pay all or a portion of all taxes arising in connection with the exercise of an option by electing to (l) have the Company withhold shares of Common Stock, or (2) deliver other shares of Common Stock previously owned by the Optionee having a Fair Market Value equal to the amount to be withheld, provided that the amount to be withheld may not exceed the Optionee's estimated total Federal, State and local tax obligations associated with the transaction. The fair market value of fractional shares remaining after payment of the withholding taxes must be paid to the Optionee in cash.

         Exercise Period; Termination of Employment. Options may be exercised during the exercise period, at such times, in such amounts and subject to such restrictions as may be determined by the Committee, as reflected in the Option Agreement, provided that, the exercise period may not exceed ten years from the date of the grant. The Committee may accelerate the exercisability of any outstanding option under such circumstances as it deems appropriate.

         Generally, options may not be exercised unless the Optionee is then in the employ of the Company or its direct or indirect subsidiaries, and unless the Optionee has remained continually in such employ since the date of grant.

         If the employment of an Optionee terminates for any reason (other than for cause or by reason of death, disability or retirement), the Optionee may, within the three (3) month period following such termination, exercise all unexercised and unexpired options previously granted to him to the extent he was entitled to exercise such options at the date of termination. If an Optionee dies while employed by the Company (or, generally, within three (3) months after termination of employment, other than termination for cause), or terminates employment by reason of disability or retirement, all previously granted options, except those that have previously terminated, may be exercised, as the case may be, by the Optionee or the person or persons to whom the Optionee's rights pass by reason of death or disability, generally, within six (6) months after the Optionee's death, disability or retirement (or such longer period as may be determined by the Committee). If employment of an Optionee is terminated for cause, the options held by such Optionee, to the extent not theretofore exercised, will terminate on the date of such termination unless otherwise determined by the Company.

         Nothing in the Plan or in any option granted thereunder will entitle any individual to any right to continue in the employ of the Company or its direct or indirect subsidiaries or affiliates or to interfere in any way with the right of the Company or its direct or indirect subsidiaries or affiliates to terminate such employment.

         Nontransferability. Options may not be transferred other than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of an Optionee, only by the Optionee or his guardian or legal representative.

         Effect of Certain Changes. Upon the occurrence of certain corporate events resulting in a change in the number of shares of Common Stock, including such events as a stock or cash dividend, split-up, combination or exchange of shares or recapitalization, the Committee may adjust, as appropriate (and eliminating any resulting fractional shares), the number or class of Common Stock or other securities available for options, the number of such shares covered by outstanding options and the Option Price.

         Upon the occurrence of certain other corporate events, including such events as a liquidation of the Company, a corporate separation or division, or a merger or consolidation (unless the Company shall be the surviving corporation and the Common Stock shall not be converted or exchanged), the Committee may provide that options are exercisable (at its then Option Price) for the kind of stock or other property receivable by stockholders of the Company upon the occurrence of such event. See "Background," above, for a description of the adjustment that will be made in connection with the Merger.

         However, in the case of any merger or consolidation where the Company shall be the surviving corporation and the shares of Common Stock shall be reclassified or changed (other than a change in par value, or from par value to no par value, but including any division of the Common Stock into two or more classes or series of shares) the Committee may provide that the holder of each option then exercisable shall have the right to exercise such option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such option might have been exercised.

         Treatment of Certain Payments. If the Company determines (in accordance with applicable provisions of the Plan) that any payment or benefit ("Total Payment") received or to be received by an Optionee following an Acceleration Date or a termination of such Optionee's employment (whether pursuant to the terms of the Plan or any other plan, arrangement or agreement with the Company or with any person whose actions result in a change in control of the Company or any person affiliated with the Company or such person), would be subject to any excise tax imposed under Section 4999 of the Code (the "Excise Tax"), then such Total Payment will be reduced to the extent necessary so that no portion of such Total Payment is subject to the Excise Tax (after taking into account any reduction in the Total Payment provided by Section 280G of the Code in such other plan, arrangement or agreement; the "280G Reduction").

         The Company is required to provide each Optionee with its calculations in this regard. If the optionee objects to such calculations, the Company must pay the Optionee the greater of (i) the net amount of the Total Payment (minus the 280G Reduction, and minus the net amount of federal, state and local income tax on such reduced Total Payment) or (ii) the excess of (A) the net amount of such Total Payment (without the 280G Reduction, but minus such net taxes on such unreduced Total Payment), over (B) the amount of Excise Tax on such Total Payment to which the Optionee would otherwise be subject.

         Rights As A Stockholder. An Optionee or a transferee of an option will have no rights as a stockholder with respect to any shares covered by an option until a certificate or certificates representing such shares is issued to him for such shares. No adjustment will be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which an optionee becomes the holder of record of such share.

         Amendment And Termination. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan; provided, however, that no such change may adversely affect any option previously granted, except with the written consent of the Optionee.

         Unless previously terminated pursuant to applicable provisions thereof, the Plan will terminate on August 8, 1999.

                             REOFFERS AND RESALES

         This Prospectus does not cover sales or other dispositions of Common Stock received under the Plan by any person who may be deemed to be an affiliated person. Such sales or other dispositions may be made in compliance with the registration requirements of the federal securities laws or the requirements of Rule 144 promulgated thereunder, without being subject to the holding period requirement of such Rule, or may be made pursuant to another exemption from such registration. There will be no such restrictions upon sales or other dispositions of the Common Stock by recipients who are not affiliated persons. An affiliated person, for purposes of the federal securities laws, generally means a senior officer, director or other person who is deemed to control the Company.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the federal income tax consequences relating to the granting and exercise or realization of nonqualified stock options, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the federal income tax consequences described below, an Optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he works and/or resides. EACH OPTIONEE MUST CONSULT HIS PERSONAL TAX ADVISOR TO DETERMINE THE TAXES APPLICABLE TO THE ISSUANCE, EXERCISE AND SALE OF OPTIONS.

         Nonqualified Shock Option ("NQSO") : An Optionee will not recognize any taxable income upon the grant of an NQSO. The Company will not be entitled to a tax deduction with respect to the grant of NQSOs.

         Upon exercise of an NQSO, the excess of the fair market value of the Common Stock on the exercise date over the exercise price will be taxable as compensation income to the Optionee in the taxable year of exercise and will be subject to applicable withholding taxes. The Optionee's tax basis for the Common Stock received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price

         In general, an Optionee who pays the Option Price in full or in part with shares of Common Stock will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will generally be taxed according to the rules described in the next preceding paragraph with respect to the exercise of the option. Accordingly, an Optionee should not recognize income with respect to option shares received in exchange for an equal number of previously held shares; however, an Optionee should recognize ordinary income with respect to those shares received in excess of the number of shares surrendered in an amount equal to the fair market value of such excess shares. The amount of such income recognized should be equivalent to the amount of income which would be recognized if the Option Price of the NQSO were paid for with cash. The shares received by the Optionee, equal in number to the previously held shares exchanged therefor, should have the same tax basis as the previously held shares. Shares received by the Optionee in excess of the number of previously held shares should have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized.

         Where the Option Price is satisfied through the withholding by the Company of shares that otherwise would be delivered to the Optionee upon exercise of an NQSO, the withheld shares should be treated as if they had been issued to the Optionee and immediately redeemed. In general, this deemed issuance and redemption should not give rise to any additional tax consequences, but may in the case of certain individuals give rise to dividend income equal to the fair market value of the shares withheld. In addition, where the Option Price is paid with shares of Common Stock, as long as the transactions are properly documented by the Optionee and the Company, the deemed issuance and redemption should not give rise to additional tax consequences.

         In the event of a sale of Common Stock received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period of such Common Stock was more than one year.

         The Company generally will be entitled to a deduction in the amount of an Optionee's ordinary income at the time such income is recognized by the Optionee upon the exercise an NQSO.

         No effort has been made in the foregoing discussion of federal income tax consequences to cover all possibilities or to deal with the application of state and local income taxes. Participants in the Plan should consult their tax advisors with respect to the tax consequences related to their individual participation in the Plan.

                               OTHER INFORMATION

         The Company will provide without charge to each Optionee a copy of any or all of the information that has been incorporated by reference in Item 3 of
Part II of the Company's registration statement on Form S-8 (File No. 333-30421), filed with the Securities and Exchange Commission on June 30, 1997, and such information is incorporated by reference herein. Requests for such information should be made, orally or in writing, to Manager of Corporate Benefits, BANC ONE CORPORATION, 100 E. Broad Street, Columbus, OH 43271-0161, telephone (614) 248-6346. The Company's most recent annual report accompanies this Prospectus or has previously been forwarded to Plan participants. Shareholder communications and other reports furnished to shareholders of the Company on a continuing basis will be furnished to Plan participants as well.

         The information in this Prospectus will be updated regularly by an appendix, a new prospectus or by including information in the most recent annual report to stockholders or the most recent proxy statement of the Company. A Plan participant referring to this Prospectus after the lapse of a significant period of time from the dale of its initial publication should obtain and refer to all appendices. A Plan participant who receives an appendix after receipt of this Prospectus should keep it with this Prospectus and refer to it whenever this Prospectus is referred to.

                                       9